Exhibit 23 j(1)


                               CONSENT OF COUNSEL



         We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in this Registration Statement (No. 333-96439) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Brazos Insurance Funds. This consent does not constitute a consent under
Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.




                                        /s/ DRINKER BIDDLE & REATH LLP
                                        ------------------------------
                                            DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania

May 4, 2000